                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT ("Agreement") made and entered into this 25th day of February, 1999, by and between IRT PROPERTY COMPANY, a Georgia corporation and IRT Alabama, INC., an Alabama corporation (individually and collectively the "Borrower"), and GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY, a Delaware corporation ("Lender").

                              PRELIMINARY RECITALS

         A. The Borrower consists of two (2) affiliated corporations, each organized for the purpose of owning commercial properties.

         B. The Borrower is the owner of those certain retail facilities later defined as the "Retail Facilities."

         C. Borrower has applied to Lender and Lender has agreed, pursuant to those Loan Commitments dated October 26, 1998, as modified and amended prior to acceptance (individually and collectively "Commitments"), to loan to Borrower the cumulative amount of Forty Million and 00/100 ($40,000,000.00), which loan is later defined herein as the "Loan."

         D. Pursuant to the Commitments the Lender and Borrower are entering into this Agreement to set forth the terms and conditions under which the Loan will be made and the terms of repayment thereof.

         E. The Loan will be evidenced by a series of notes in the aggregate amount of Forty Million and 00/100 Dollars ($40,000,000.00), all as more fully defined and set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. DEFINITIONS. In addition to the defined terms appearing above, capitalized terms used in this Agreement shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings when used herein:

                  "Agreement" shall mean this Loan Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits and schedules to any of the foregoing, and shall refer to this Loan Agreement as the same may be in effect at the time such reference becomes operative.

                  "Ancillary Agreements" shall mean any supplemental agreement, undertaking, instrument, document or other writing executed by Borrower as a condition to advances or funding under this Agreement or otherwise in connection


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

         herewith, including, without limitation, the Loan Documents and all amendments and supplements thereto.

                  "Appraisal" shall mean, as to each Property, the appraisal delivered to the Lender under the terms of the Commitments.

                  "Assets" shall mean, collectively, the Retail Facilities.

                  "Assignment of Rents and Leases" shall mean the Assignment of Rents and Leases executed by Borrower for each of the Retail Facilities.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Georgia.

                  "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Assets, (ii) the Obligations,
         (iii) the Borrower's employees, payroll, income or gross receipts, (iv) the Borrower's ownership or use of any of the Assets, or (v) any other aspect of the Borrower's business.

                  "Closing Date" shall mean the actual date of the closing of the Loan.

                  "Code" shall mean the Uniform Commercial Code of each jurisdiction in which a Retail Facility is located, as in effect from time to time.

                  "Collateral" shall mean the collateral covered by the Collateral Documents.

                  "Collateral Documents" shall mean the following documents given as additional security for the Loan with respect to each Retail Facility and consisting of the following, to wit:

                  The Mortgages
                  The Assignment of Rents and Leases
                  The Indemnities
                  The UCC Financing Statements

                  "Environmental Indemnity" shall mean the Indemnity executed by the Borrower to Lender indemnifying and holding the Lender harmless against Hazardous Substances, any Release or Remedial Action.

                  "Event of Default" shall have the meaning assigned to such term in Section 5.1 hereof.



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

                  "Financing Statements" shall mean financing statements filed under the provisions of the Code given by the parties to the Collateral Documents as may be necessary to perfect any security interests granted thereunder.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Retail Facilities" shall mean the following Retail Facilities located as follows:

                             Chastain Square Retail
                                Atlanta, Georgia

         A retail property consisting of approximately 74,315 square feet of buildings on a site of approximately 386,377 square feet located at 4279 Roswell Road, N.E., Atlanta, Georgia 30342, sometimes herein referred to as "Chastain Square Retail."

                              Fairview Oaks Retail
                               Ellenwood, Georgia

         A retail property consisting of approximately 77,052 square feet of buildings on a site of approximately 451,804 square feet located at 129 Fairview Road, Ellenwood, Georgia 30049, sometimes herein referred to as "Fairview Oaks Retail."

                              Madison Centre Retail
                                Madison, Alabama

         A retail property consisting of approximately 64,837 square feet of buildings on a site of approximately 402,233 square feet located at Alabama Highway 20 and Shelton Road, Madison, Alabama 35738, sometimes herein referred to as "Madison Centre Retail."

                              Daniel Village Retail
                                Augusta, Georgia

         A retail property consisting of approximately 164,549 square feet of buildings on a site of approximately 709,156 square feet, located at Wrightsboro Road, Augusta, Georgia 30909, sometimes herein referred to as "Daniel Village Retail."



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

                             Paulding Commons Retail
                                 Hiram, Georgia

         A retail property consisting of approximately 192,391 square feet of buildings on a site of approximately 959,148 square feet located at 2221 Highway 278 at Highway 92, Hiram, Georgia 30141, sometimes herein referred to as "Paulding Commons Retail."

                             Douglas Commons Retail
                              Douglasville, Georgia

         A retail property consisting of approximately 97,027 square feet of buildings on a site of approximately 443,048 square feet located at 8471 - 8515 Hospital Drive, Douglasville, Georgia 30134, sometimes herein referred to as "Douglas Commons Retail."

                          Wesley Chapel Crossing Retail
                                Decatur, Georgia

         A retail property consisting of approximately 170,792 square feet of buildings on a site of approximately 1,004,276 square feet located at 2440-2460 Wesley Chapel Road, Decatur, Georgia 30035, sometimes herein referred to as "Wesley Chapel Crossing Retail."

                              Siegen Village Retail
                             Baton Rouge, Louisiana

         A retail property consisting of approximately 174,578 square feet of buildings on a site of approximately 343,556 square feet located at Siegen Lane and Interstate 10, Baton Rouge, Louisiana 70824, sometimes herein referred to as "Siegen Village Retail."

                  "Lender" shall mean General Electric Capital Assurance Company, a Delaware corporation and any future holder of all or any portion of the Notes.

                  "Lien" shall mean any mortgage, deed to secure debt or deed of trust (including any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien, Charge that becomes a lien on real property, claim, security interest, easement or encumbrance, or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any lease (but not including a tenant lease of a unit within a Retail Facility made in the ordinary course of business and in compliance with the Loan Documents) or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).



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

                  "Loan" shall mean a loan to be made by the Lender to the Borrower pursuant to this Agreement in the aggregate amount of Forty Million and 00/100 Dollars ($40,000,000.00). The Loan is to be evidenced by the Notes.

                  "Loan Year" shall mean a full calendar year of twelve (12) months commencing on February 1 of each year and ending January 31 of the next year and including in the first Loan Year any days before February 1, 1999.

                  "Loan Documents" shall mean this Agreement, the Notes, the SNDAs, the Collateral Documents, and all other agreements, instruments, documents and certificates, including, without limitation, pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of the Borrower and delivered to Lender, in connection with this Agreement or the transactions contemplated hereby.

                  "Mandatory Release" shall mean the required release of a particular Retail Facility from the lien or liens of the Mortgage at Borrower's written request upon the payment to the Lender of the Release Price.

                  "Maturity Date" shall mean the earliest of (i) February 28, 2024, or (ii) the date of acceleration of the Loan pursuant to the terms hereof.

                  "Mortgages" shall mean those respective mortgages, deeds of trust and deeds to secure debt executed by the Borrower creating a first mortgage lien on and security interest in the individual Retail Facility securing the respective Note for that particular Retail Facility and those respective mortgages and deeds to secure debt executed by the Borrower creating a second mortgage lien on and security interest in each individual Retail Facility and securing the Notes other than the Note secured by the first mortgage lien on such Retail Facility.

                  "Notes" shall mean the series of notes executed and delivered by the Borrower to the Lender pursuant to this Agreement in the aggregate amount of $40,000,000.00 secured by the Mortgages and in the respective amounts as follows:

                           Note Amount          Retail Facility
                           -----------          ---------------

                           $4,300,000.00        Chastain Square
                           $5,300,000.00        Fairview Oaks
                           $4,300,000.00        Madison Centre
                           $4,700,000.00        Daniel Village
                           $7,300,000.00        Paulding Commons
                           $5,600,000.00        Douglas Commons
                           $3,750,000.00        Wesley Chapel
                           $4,750,000.00        Siegen Retail



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

         When the context requires each individual note shall be referred to as "Note" or with reference to the particular Retail Facility as in "Chastain Square Note," "Fairview Oaks Note," etc. Each of the Notes shall be cross-defaulted to all of the other Notes, collateralized by a first mortgage lien on and security interest in the respective Retail Facility and cross-collateralized by a second mortgage lien on and security interest in each of the seven other Retail Facilities.

                  "Obligations" shall mean all loans, advances, debts, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by the Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument arising under any of the Loan Documents. This term includes, without limitation, all interest, charges, expenses, attorneys' fees and any other sum chargeable to the Borrower under any of the Loan Documents.

                  "Organizational Documents" shall mean in the case of the Borrower the documents organizing and creating the corporations consisting of the following for each such entity:

                  Articles of Incorporation
                  By-Laws
                  Good Standing Certificate from its state of incorporation Certificate of Good Standing as a foreign corporation from each state in which the Retail Facilities which it owns or operates are located Resolutions of its Board of Directors authorizing the incurring of the Loan and the execution and delivery of the Loan Documents

                  "Permitted Encumbrances" shall mean (i) liens for taxes or assessments or other governmental charges not yet due and payable or to the extent that nonpayment thereof is expressly permitted by this Agreement; and (ii) liens, restrictions, and encumbrances listed in the title insurance policy issued in connection with each Retail Facility insuring Lender in this transaction (including in particular tenants in possession under unrecorded leases from whom Subordination, Nondisturbance and Attornment Agreements are not required. The leasehold interests of tenants from whom Subordination, Nondisturbance and Attornment Agreements are required may be shown in the title insurance policy as subordinate items).

                  "Persons" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).



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

                  "Premises" shall mean each Retail Facility from and after the date the Borrower acquires title to such Retail Facility, including, without limitation, all right, title and interest of the Borrower, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting such land to the center line thereof, the air space and development rights pertaining to such land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land, including, without limitation, all alley, vault, drainage, mineral, water, oil, and gas rights, together with all of the buildings and other improvements now or hereafter erected on such land, and all fixtures and equipment, furnishings, furniture and articles of personal property appertaining thereto, additions thereto and substitutions and replacements thereof. When the context addresses a single property, the term "Premises" shall be construed to refer to the single "Retail Facility," as the context requires.

                  "Properties" shall mean the Retail Facilities.

                  "Release" shall mean the release from the lien of the Loan Documents of a particular property under the conditions in the Agreement.

                  "Title" shall mean Commonwealth Land Title Insurance Company, 255 Park Square Court, 400 Sibley Street, St. Paul, Minnesota 55101.

                  "Transfer" shall mean any sale, pledge, assignment, mortgage, encumbrance, security interest, consensual lien, hypothecation, transfer or divesture, the effect of which is to grant another an interest in the Premises or the Undersigned, either directly or indirectly, including an interest taken as security but not including a tenant lease of a unit within a Retail Facility made in the ordinary course of business and in compliance with the Loan Documents. Any change in the legal or equitable title of the Premises or in the beneficial ownership of a Premises whether or not of record and whether or not for consideration shall be deemed a Transfer.

         The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.



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

2.       AMOUNT AND TERMS OF LOAN

         2.1 Loan. Upon and subject to the terms and conditions hereof and the Commitments, Lender agrees to advance to Borrower an aggregate principal amount of $40,000,000.00 by federal wire transfer to the escrow account of Title for disbursement in accordance with this Agreement.

         2.2 Interest on the Loan. Interest shall be payable on the Loan at the following rates:

         (a) Interest Rate. During the entire term of the Loan, the interest rate shall be at a per annum rate of six and one-half (6.5%) ("Interest Rate"), computed in accordance with the terms of the Notes.

         (b) Default Rate. If an Event of Default occurs, then, at the option of the Lender during the entire period during which such Event of Default shall occur and be continuing interest shall be payable on the whole of the unpaid principal sum at a per annum rate of interest equal to the lesser of (i) the maximum lawful rate of interest permitted to be paid on the respective Notes, or (ii) eleven and one-half percent (11.5%) per annum ("Default Rate"), whether or not the Lender has exercised its option to accelerate the maturity of the Note(s) and declare the entire unpaid principal balance due and payable.

         (c) Savings Clause. Notwithstanding anything to the contrary set forth in this Section 2.2, if at any time until payment in full of all of the Obligations, the Interest Rate payable on any Note exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to a particular Note (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the Interest Rate shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Interest Rate is less than the Maximum Lawful Rate, Borrower shall continue to pay interest on that particular Note at the Maximum Lawful Rate until such time as the total interest received by Lender on that Note is equal to the total interest which Lender would have received had the Interest Rate been (but for the operation of this paragraph) the interest rate payable since the initial funding of the Loan. Thereafter, the interest rate payable on that particular Note shall be the Interest Rate unless and until the Interest Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender on a particular Note exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum



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

                  Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this
                  Section 2.2, shall make a final determination that Lender has received interest under any Note in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under that Note, then to the outstanding principal due under that Note, then to other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

         (d) Late Charge. In the event that any payment required under the Notes is not received by lender within ten (10) days of its due date, the Borrower agrees to pay a late charge of five percent (5%) of the amount of the unpaid payment to defray the costs of the Lender incident to collecting such late payment. This late charge shall apply individually to all payments past due and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Lender may have, including the right to declare the entire unpaid principal and interest immediately due and payable.

         2.3 Prepayment. The Loan may be prepaid in whole or in part upon payment of the Prepayment Fee set forth in the Notes. Any prepayment shall be made on thirty (30) days advance written notice to the Lender. No Prepayment Fee shall be required for a prepayment of principal attributable to the receipt of proceeds of insurance or condemnation.

         2.4 Single Loan. All of the obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrower secured by the Lender's Lien on all of the Assets.

3.       CONDITIONS PRECEDENT

         3.1 Conditions to Loan. Borrower represents and warrants to Lender that all conditions contained in the Commitment that are precedent to the closing have been satisfied or have been waived by Lender.

4.       SURVIVAL OF OBLIGATIONS

         4.1 Survival of Obligations Upon Termination of Financing Agreement. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the Borrower or the rights of Lender relating to any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in



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

any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate.

5.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         5.1 Events of Default: The occurrence of an Event of Default under any of the Notes or of an Event of Default under any Deed to Secure Debt or Mortgage securing said Notes (regardless of the reason therefor) shall constitute an "Event of Default" hereunder.

         5.2 Remedies. Upon the occurrence of any Event of Default, the Lender may declare the entire unpaid principal balance of the Loan together with all fees and interest due and payable in full, and may, without demand, advertisement, or notice of any kind (except such notice as may be required by the Loan Documents) and all of which are to the extent permitted by law, expressly waived:

         (a) Enforce the payment and performance of obligations owed by the Borrower under any of the Loan Documents and this Agreement.

         (b)      Enforce the provisions of this Agreement.

         (c) Notify all obligors under any Collateral that the Collateral has been assigned to the Lender and that all payments thereon are to be made directly to the Lender or such other party as may be designated by the Lender; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, or by any such obligor on any portion of the Collateral, on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

         (d) Exercise all rights and remedies of a secured creditor under the Code, including, but not limited to selling the Collateral at public or private sale. The Lender shall give the debtor not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. The Borrower agrees that ten (10) days' notice shall be reasonable notice. At any such sale the Collateral may be sold as an entirety or in separate parts, as the Lender may determine. The Lender may, without notice or publication, adjourn under any Financing Statement any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any




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

                  time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

         (e)      Proceed against the Borrower on one or more of the Notes.

         (f)      Enforce one or more of the Mortgages.

         (g) Exercise any rights granted under the Loan Documents permitting the Lender to enter into possession of one or more of the Retail Facilities and in furtherance thereof operate the same or engage a third party operator to enter into and operate one or more of the Retail Facilities.

         5.3 Waivers by the Borrower. Except as otherwise provided for in this Agreement and applicable law, Borrower waives (iii) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate and notice of acceleration, (iv) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Assets or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (v) the benefit of all valuation, appraisal and exemption laws. The Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

         5.4 Upon an Event of Default, the Lender shall have the right at any time and from time to time, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Lender to or for the credit of the account of the Borrower against and on account of the obligations and liabilities of the Borrower under the Note and this Agreement, irrespective of whether or not the Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

6.       MISCELLANEOUS

         6.1      Complete Agreement; Modification of Agreement; Sale of
                  Interest

                  (a) The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be



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

                           modified, altered or amended except by an agreement in writing signed by the Borrower and Lender.

                  (b) Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, the sale of participation rights in the Loan and Loan Documents to commercial banks, savings banks, pension plans, savings and loan associations, insurance companies, other financial institutions and lenders engaged in the commercial banking market place. The Borrower agrees to use its best efforts to assist and cooperate with Lender in any manner reasonably requested by lender to effect the sale of any participation in, or any assignment of the Loan, any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda, provided that Borrower shall not be required to participate in the selling process in a manner which could rise to liability on their part under Sections 11 or 12 of the Securities Act of 1933 or other federal or state securities laws.

                  (c) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, or release of any Asset from the Lien granted to Lender hereunder, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         6.2 Fees and Expenses. Borrower shall pay all reasonable out-of-pocket expenses of Lender in connection with the preparation of the Loan Documents (including all environmental appraisals and structural appraisals and the administration of the Loan made pursuant hereto (including the reasonable fees and expenses of all of its counsel and advisors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith) and all fees and expenses of Lender. If, any time or times, regardless of the existence of an Event of Default (except with respect to paragraphs (a) and (d) below, which shall be subject to an Event of Default having occurred and be continuing), Lender shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

                  (a) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loan made pursuant hereto or its rights hereunder or thereunder;

                  (b) any litigation, content, dispute, suit, proceeding or action (whether instituted by Lender, the Borrower, any Indemnitor or any other Person) in any way relating to the Assets, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith (including, without limitation, any lenders' liability claim, contest, dispute, suit, proceeding or action);

                  (c) any attempt to enforce any rights of Lender against the Borrower or any other Person, that may be obligated to Lender by virtue of any of the Loan Documents;

                  (d) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Assets;

then, and in any such event, the reasonable attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender and shall be additional obligations secured under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Notwithstanding anything in this Agreement or any of the Loan Documents to the contrary, all references to the collection of attorneys' fees and costs shall mean attorneys' fees and costs actually incurred, and while such attorneys' fees shall be reasonable in amount, such reasonable amount shall not be determined by the statutory provision for attorneys' fees nor the definition of reasonable attorneys fees under OCGA ss. 13-1-11.

         6.3 No Waiver by Lender. Lender's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

         6.4 Remedies. Lender's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights and remedies which Lender may have under any other agreement, including, without limitation, the Loan Documents, by operation of law or otherwise.

         6.5 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES TRIAL BY JURY AND RIGHTS OF SET-OFF IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN BORROWER AND THE LENDER. BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

         6.6 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         6.7 CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS. BORROWER AGREES THAT, IN ADDITION TO ANY OTHER COURTS THAT MAY HAVE JURISDICTION UNDER APPLICABLE LAWS, ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE COMMENCED IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF GEORGIA, AND BORROWER CONSENTS AND SUBMITS IN ADVANCE TO SUCH JURISDICTION AND AGREES THAT VENUE WILL BE PROPER IN SUCH COURTS ON ANY SUCH MATTER. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME, IN ANY APPROPRIATE JURISDICTION.

         6.8 Notices. Any notices and other communications permitted or required by the provisions of this Mortgage (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Registered or Certified Mail, Return Receipt Requested, bearing adequate postage, or delivery by reputable private carrier such as Federal Express, Airborne, DHL or similar overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective upon being deposited as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least ten (10) days' notice thereof, either party hereto shall have the right from time to time and at any time during the term of this Mortgage to change its address and shall have the right to specify as its address any other address within the United States of America.

                  Each notice to Lender shall be addressed as follows:

                           General Electric Capital Assurance Company
                           P. O. Box 490
                           Seattle, Washington 98111-0490
                           ATTN:  Real Estate Department

                  Each notice to Borrower shall be addressed as follows:

                           IRT Property Company
                           200 Galleria Parkway, Suite 1400,
                           Atlanta, Georgia  30339

                           IRT Alabama, Inc.
                           200 Galleria Parkway, Suite 1400,
                           Atlanta, GA 30339

         6.9 Survival. The representations and warranties in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

         6.10 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         6.11 Counterparts. It is understood and agreed that this Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same agreement, even though all of the parties hereto may not have executed the same counterpart of this Agreement.

         6.12 Siegen Village Tract. Borrower and Lender acknowledge that Borrower may sell a tract of land adjacent to Siegen Village Retail. In the event of such a sale, Lender shall cooperate in good faith with Borrower for the purpose of creating such use restrictions and easements between Siegen Village Retail and the adjacent parcel as Borrower deems reasonable or necessary to satisfy the business and/or legal requirements of Borrower and/or the purchaser of the adjacent tract, including those with respect to use restrictions, parking, ingress and egress and easements necessary to comply with applicable law or to provide utility services to either Siegen Village Retail or the adjacent tract. All such easements may be expressly made superior to the Mortgage.

         Executed by the parties hereto.

                                   IRT PROPERTY COMPANY

                                   By:  /s/  Kip R. Marshall
                                        ---------------------------------
                                   Its:       Senior Vice President
                                        ---------------------------------

                                   IRT ALABAMA, INC.

                                   By:  /s/  W. Benjamin Jones III
                                        ---------------------------------

                                   Its:       Vice President
                                        ---------------------------------


                                   GENERAL ELECTRIC CAPITAL
                                   ASSURANCE COMPANY

                                   By:  /s/  Janet M. Aaron
                                        ---------------------------------

                                   Its:       Vice President
                                        ---------------------------------














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